NovaStar Financial to Present at the Friedman, Billings, Ramsey 2005 Investor Conference

KANSAS CITY, MO., November 21, 2005 -- NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, announced that members of the executive management team will be presenting at Friedman, Billings, Ramsey's 2005 Investor Conference in New York City on Wednesday, November 30, 2005 at 2:00 p.m. Eastern time.

An internet webcast of the presentation may be accessed at www.novastarmortgage.com.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is one of the nation's leading lenders and investors in residential mortgages. The company specializes in single-family, nonconforming mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424